                                Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Custom Truck One Source, Inc. 2022 Employee Stock Purchase Plan, of our reports dated March 16, 2022, with respect to the consolidated financial statements of Custom Truck One Source, Inc. and the effectiveness of internal control over financial reporting of Custom Truck One Source, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Kansas City, Missouri
August 19, 2022